Exhibit 99.1

Bridgewater Bancshares, Inc. Announces First Quarter 2019 Earnings

Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $7.0  million for the first quarter of 2019, an 18.0% increase over net income of $6.0 million for the first quarter of 2018. Net income per diluted common share for the first quarter of 2019 was $0.23,  which was equal to net income per diluted common share in the same period in 2018, due to the impact of the issuance of shares in connection with the Company’s initial public offering in March of 2018.

“Bridgewater is off to a strong start in 2019,” noted Chairman, Chief Executive Officer, and President, Jerry Baack. “We are particularly pleased with our controlled loan growth of $59 million, or 14% on an annualized basis, and very strong deposit generation of $83 million, or 21%  on an annualized basis.   While our market remains fiercely competitive with regional players continuing to enter,  our deposit growth initiatives have never been stronger. New client relationships continue to be attracted to our local leadership and simple solutions.”

First Quarter 2019 Financial Results

		Basic	Diluted	Adjusted	Tangible book
ROA	ROE	Earnings per share	Earnings per share	Efficiency ratio (1)	value per share (2)
1.42%	12.60%	$0.23	$0.23	43.1%	$7.58

(1)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Highlights

•	Net income was $7.0 million for the first quarter of 2019 compared to $6.0 million for the first quarter of 2018, an increase of 18.0%.

•

Diluted earnings per common share was $0.23 for the first quarter of 2019, which was equal to the first quarter of 2018,  due to the impact of the issuance of shares in connection with the Company’s initial public offering in March of 2018.

•

Tangible book value per share, a non-GAAP financial measure, increased 5.0%, or $0.36, to $7.58 at March 31, 2019,  compared to $7.22 at December 31, 2018. Year-over-year tangible book value per share increased 16.7%, or $1.09.

•

Annualized return on average assets (ROA) and return on average common equity (ROE) for the first quarter of 2019 were 1.42% and 12.60%, respectively, compared to annualized ROA and ROE of 1.48% and 16.16%, respectively, for the first quarter of 2018.

•	Gross loans increased $58.7 million, or 14.1% on an annualized basis, to $1.72 billion in the first quarter of 2019. Year-over-year gross loans increased $318.2 million, or 22.6%.

•	Deposits increased $82.7 million, or 21.2% on an annualized basis, to $1.64 billion in the first quarter of 2019. Year-over-year deposits increased $290.6 million, or 21.5%.

•	Nonperforming assets to total assets remained the same at 0.08% for the first quarter of 2019 compared to the first quarter of 2018.

•

Adjusted efficiency ratio, a non-GAAP financial measure which excludes the impact of the amortization of tax credit investments from noninterest expense, was 43.1% for the first quarter of 2019, compared to 42.8% for the first quarter of 2018.

Key Financial Measures

	As of and for the Three Months Ended		As of and for the Three Months Ended
	March 31,	December 31,	March 31,	March 31,
	2019	2018	2019	2018
Per Common Share Data (1)
Basic Earnings Per Share	$0.23	$0.26	$0.23	$0.23
Diluted Earnings Per Share	0.23	0.25	0.23	0.23
Book Value Per Share	7.70	7.34	7.70	6.62
Tangible Book Value Per Share (2)	7.58	7.22	7.58	6.49
Basic Weighted Average Shares Outstanding	30,097,638	30,072,003	30,097,638	25,755,764
Diluted Weighted Average Shares Outstanding	30,706,736	30,506,824	30,706,736	26,171,433
Shares Outstanding at Period End	30,097,674	30,097,274	30,097,674	30,059,374

Selected Performance Ratios
Return on Average Assets (Annualized)	1.42%	1.58%	1.42%	1.48%
Return on Average Common Equity (Annualized)	12.60	14.30	12.60	16.16
Return on Average Tangible Common Equity (Annualized) (2)	12.81	14.55	12.81	16.59
Yield on Interest Earning Assets	4.99	4.96	4.99	4.76
Yield on Total Loans, Gross	5.27	5.27	5.27	5.11
Cost of Interest Bearing Liabilities	2.06	1.92	2.06	1.37
Cost of Total Deposits	1.46	1.32	1.46	0.92
Net Interest Margin (3)	3.54	3.62	3.54	3.77
Efficiency Ratio (2)	44.1	60.0	44.1	42.8
Adjusted Efficiency Ratio (4)	43.1	42.1	43.1	42.8
Noninterest Expense to Average Assets (Annualized)	1.59	2.25	1.59	1.61
Adjusted Noninterest Expense to Average Assets (Annualized) (4)	1.55	1.58	1.55	1.61
Loan to Deposit Ratio	104.9	106.7	104.9	103.9
Core Deposits to Total Deposits	75.8	74.2	75.8	74.5
Tangible Common Equity to Tangible Assets (2)	11.16	11.03	11.16	11.64

Capital Ratios (Bank Only)
Tier 1 Leverage Ratio	10.88%	10.82%	10.88%	11.51%
Tier 1 Risk-based Capital Ratio	11.71	11.63	11.71	12.67
Total Risk-based Capital Ratio	12.83	12.76	12.83	13.86

(1)

Includes shares of common stock and non-voting common stock. On October 25, 2018, the Company exchanged shares of common stock for all of the outstanding shares of non-voting common stock. Following the exchange, no shares of non-voting common stock were outstanding.

(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Ratio excludes the amortization of tax credit investments and represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Selected Financial Data

	March 31,	December 31,		March 31,	March 31,
(dollars in thousands)	2019	2018	% Change	2019	2018	% Change
Selected Balance Sheet Data
Total Assets	$2,048,111	$1,973,741	3.8%	$2,048,111	$1,681,597	21.8%
Total Loans, Gross	1,723,629	1,664,931	3.5	1,723,629	1,405,420	22.6
Allowance for Loan Losses	20,607	20,031	2.9	20,607	17,121	20.4
Goodwill and Other Intangibles	3,630	3,678	(1.3)	3,630	3,821	(5.0)

Deposits	1,643,666	1,560,934	5.3	1,643,666	1,353,036	21.5
Tangible Common Equity (1)	228,145	217,320	5.0	228,145	195,218	16.9
Total Shareholders' Equity	231,775	220,998	4.9	231,775	199,039	16.4
Average Total Assets - Quarter-to-Date	2,011,174	1,948,909	3.2	2,011,174	1,625,749	23.7
Average Common Equity - Quarter-to-Date	225,844	215,254	4.9	225,844	149,318	51.3

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Three Months Ended
	March 31,	December 31,		March 31,	March 31,
(dollars in thousands)	2019	2018	% Change	2019	2018	% Change
Selected Income Statement Data
Interest Income	$24,267	$23,988	1.2%	$24,267	$18,710	29.7%
Interest Expense	7,136	6,546	9.0	7,136	3,947	80.8
Net Interest Income	17,131	17,442	(1.8)	17,131	14,763	16.0
Provision for Loan Losses	600	800	(25.0)	600	600	-
Net Interest Income after Provision for Loan Losses	16,531	16,642	(0.7)	16,531	14,163	16.7
Noninterest Income	634	857	(26.0)	634	387	63.8
Noninterest Expense	7,885	11,040	(28.6)	7,885	6,532	20.7
Income Before Income Taxes	9,280	6,459	43.7	9,280	8,018	15.7
Provision (Benefit) for Income Taxes	2,262	(1,302)	273.7	2,262	2,068	9.4
Net Income	$7,018	$7,761	(9.6)	$7,018	$5,950	17.9

Income Statement

Net Interest Income

Net interest income was $17.1 million for the first quarter of 2019,  a decrease of $311,000, or 1.8%, from $17.4 million in the fourth quarter of 2018, and an increase of $2.4 million, or 16.0%, from  $14.8 million in the first quarter of 2018.  The linked-quarter decrease in net interest income was due to continued pressure from rising deposit and borrowing costs, as well as decreased loan fees recognized during the period. The year-over-year increase in net interest income was largely attributable to growth in average interest earning assets, which increased by 23.4% to $1.99 billion for the first quarter of 2019, from $1.61 billion for the first quarter of 2018. This increase in average interest earning assets was primarily due to continued organic growth in the loan portfolio.

Net interest margin (on a fully tax-equivalent basis) for the first quarter of 2019 was 3.54%, a decrease from 3.62% in the fourth quarter of 2018 and from 3.77% in the first quarter of 2018. While net interest margin has benefitted from the repricing of variable-rate loans and the origination of new loans at higher rates, it compressed due to decreased loan fees recognized and increased rates on deposits and borrowings.

Interest income was $24.3 million for the first quarter of 2019, an increase of $279,000, or 1.2%, from $24.0 million in the fourth quarter of 2018, and an increase of  $5.6 million, or 29.7%, from $18.7 million in the first quarter of 2018. The yield on interest earning assets (on a fully tax-equivalent basis) rose to 4.99% in the first quarter of 2019, compared to 4.96% in the fourth quarter of 2018 and 4.76% in the first quarter of 2018.

Loan interest income and loan fees remain the primary contributing factors to the increase in yield on interest earning assets, driving the aggregate loan yield 16 basis points higher from 5.11% in the first quarter of 2018 to 5.27% in the fourth quarter of 2018 and 5.27% in the first quarter of 2019.  As the composition of the aggregate loan yield has shifted, solid loan growth at yields accretive to the existing portfolio yield, has enabled the Company to offset the decrease in loan fee income. While deferred loan fees are regularly amortized into income, fluctuations in the level of loan fees recognized can vary based on prepayments and other factors. In addition, in an effort to manage loan growth commensurate with deposit growth, the Company was more active in participating new loan originations, which resulted in sharing loan fees and subsequently reducing the amount of loan fees that would otherwise contribute to the aggregate loan yield.

A summary of interest and fees recognized on loans for the dates indicated is as follows:

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Interest	5.07%	4.98%	4.87%	4.80%	4.74%
Fees	0.20	0.29	0.38	0.49	0.37
Yield on Loans	5.27%	5.27%	5.25%	5.29%	5.11%

Interest expense was $7.1 million for the first quarter of 2019, an increase of $590,000, or 9.0%, from $6.5 million in the fourth quarter of 2018, and an increase of $3.2 million, or 80.8%, from $3.9 million in the first quarter of 2018. The cost of interest bearing liabilities increased to 2.06% in the first quarter of 2019 from 1.92% in the fourth quarter of 2018, and 1.37% in the first quarter of 2018. The increase is due to higher costs and repricing of deposits and borrowings during both periods.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018 is as follows:

	For the Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$27,945	$87	1.27%	$21,249	$63	1.18%	$21,693	$49	0.92%
Investment Securities:
Taxable Investment Securities	138,397	973	2.85	140,858	918	2.59	119,218	633	2.15
Tax-Exempt Investment Securities (1)	110,463	1,173	4.31	114,356	1,196	4.15	114,828	1,183	4.18
Total Investment Securities	248,860	2,146	3.50	255,214	2,114	3.29	234,046	1,816	3.15
Loans (2)	1,707,908	22,179	5.27	1,654,415	21,978	5.27	1,353,031	17,048	5.11
Federal Home Loan Bank Stock	7,911	100	5.12	7,759	83	4.24	5,393	45	3.38
Total Interest Earning Assets	1,992,624	24,512	4.99%	1,938,637	24,238	4.96%	1,614,163	18,958	4.76%
Noninterest Earning Assets	18,550			10,272			11,586
Total Assets	$2,011,174			$1,948,909			$1,625,749
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	181,033	232	0.52%	173,825	197	0.45%	168,509	113	0.27%
Savings and Money Market Deposits	414,811	1,766	1.73	426,185	1,675	1.56	354,009	756	0.87
Time Deposits	329,511	1,880	2.31	301,372	1,633	2.15	298,333	1,223	1.66
Brokered Deposits	292,067	1,825	2.53	265,523	1,614	2.41	211,058	917	1.76
Federal Funds Purchased	24,956	160	2.59	50,228	315	2.49	28,511	118	1.68
Notes Payable	14,500	121	3.38	15,000	152	4.02	16,500	152	3.74
FHLB Advances	124,000	775	2.54	95,467	559	2.32	68,278	299	1.78
Subordinated Debentures	24,647	377	6.20	24,621	401	6.46	24,544	369	6.10
Total Interest Bearing Liabilities	1,405,525	7,136	2.06%	1,352,221	6,546	1.92%	1,169,742	3,947	1.37%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	369,912			370,792			295,587
Other Noninterest Bearing Liabilities	9,893			10,642			11,102
Total Noninterest Bearing Liabilities	379,805			381,434			306,689
Shareholders' Equity	225,844			215,254			149,318
Total Liabilities and Shareholders' Equity	$2,011,174			$1,948,909			$1,625,749
Net Interest Income / Interest Rate Spread		17,376	2.93%		17,692	3.04%		15,011	3.39%
Net Interest Margin (3)			3.54%			3.62%			3.77%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(245)			(250)			(248)
Net Interest Income		$17,131			$17,442			$14,763

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

A reconciliation of the Company’s allowance for loan losses for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018 is as follows:

	Three Months Ended		Three Months Ended
	March 31,	December 31,	March 31,	March 31,
(dollars in thousands)	2019	2018	2019	2018
Balance at Beginning of Period	$20,031	$18,949	$20,031	$16,502
Provision for Loan Losses	600	800	600	600
Charge-offs	(36)	(37)	(36)	(12)
Recoveries	12	319	12	31
Balance at End of Period	$20,607	$20,031	$20,607	$17,121

Noninterest Income

Noninterest income was $634,000 for the first quarter of 2019,  a decrease of $223,000 from $857,000 for the fourth quarter of 2018, and an increase of $247,000 from $387,000 for the first quarter of 2018.

The following table presents the major components of noninterest income for the dates indicated:

	Three Months Ended			Three Months Ended
	March 31,	December 31,	Increase/	March 31,	March 31,	Increase/
(dollars in thousands)	2019	2018	(Decrease)	2019	2018	(Decrease)
Noninterest Income:
Customer Service Fees	$191	$206	$(15)	$191	$170	$21
Net Gain (Loss) on Sales of Securities	(5)	(17)	12	(5)	—	(5)
Net Gain (Loss) on Sales of Foreclosed Assets	—	—	—	—	4	(4)
Letter of Credit Fees	246	482	(236)	246	70	176
Debit Card Interchange Fees	88	104	(16)	88	92	(4)
Other Income	114	82	32	114	51	63
Totals	$634	$857	$(223)	$634	$387	$247

Noninterest Expense

Noninterest expense was $7.9 million for the first quarter of 2019, a decrease of $3.2 million from $11.0 million for the fourth quarter of 2018, and an increase of $1.4 million from $6.5 million for the first quarter of 2018. The decrease from the fourth quarter of 2018 was primarily driven by a $3.1 million reduction in the amortization of tax credit investments. The increase from the first quarter of 2018 was attributed to investments in employees, technology, marketing, and other operating costs to meet the needs of the Company’s growth.

The following table presents the major components of noninterest expense for the dates indicated:

	Three Months Ended			Three Months Ended
	March 31,	December 31,	Increase/	March 31,	March 31,	Increase/
(dollars in thousands)	2019	2018	(Decrease)	2019	2018	(Decrease)
Noninterest Expense:
Salaries and Employee Benefits	$4,802	$5,086	$(284)	$4,802	$4,318	$484
Occupancy and Equipment	656	584	72	656	574	82
FDIC Insurance Assessment	285	240	45	285	270	15
Data Processing	153	145	8	153	32	121
Professional and Consulting Fees	388	289	99	388	301	87
Information Technology and Telecommunications	236	258	(22)	236	183	53
Marketing and Advertising	465	431	34	465	284	181
Intangible Asset Amortization	48	48	—	48	48	—
Amortization of Tax Credit Investments	177	3,278	(3,101)	177	—	177
Other Expense	675	681	(6)	675	522	153
Totals	$7,885	$11,040	$(3,155)	$7,885	$6,532	$1,353

The Company had 143 full-time equivalent employees at March 31, 2019, compared to 140 employees at December 31, 2018, and 118 employees at March 31, 2018. The increases include key strategic hires, particularly in deposit gathering roles, as the Company continues to capitalize on M&A disruption.  While the recognition of tax credit investments creates volatility in the level of total noninterest expense and concurrently the efficiency ratio, it directly reduces income tax expense and the effective tax rate. The efficiency ratio, a non-GAAP financial measure, was 44.1% for the first quarter of 2019, compared to 60.0% for the fourth quarter of 2018, and 42.8% for the first quarter of 2018. Excluding the impact of the amortization of tax credit investments, the adjusted efficiency ratio, a non-GAAP financial measure, was 43.1% for the first quarter of 2019, 42.1% for the fourth quarter of 2018, and 42.8% for the first quarter of 2018.

Income Taxes

The effective combined federal and state income tax rate for the first quarter of 2019 was 24.4%, an increase from (20.2)% for the fourth quarter of 2018, and a decrease from 25.8% for the first quarter of 2018. The higher effective combined rate in the first quarter of 2019 compared to the fourth quarter of 2018 was primarily due to the recognition of $3.8 million of tax credit investments.

Balance Sheet

Total assets at March 31, 2019 were $2.05 billion, a 3.8% increase from $1.97 billion at December 31, 2018, and a 21.8% increase from $1.68 billion at March 31, 2018. The increase in total assets was primarily due to organic loan growth.

Total gross loans at  March 31, 2019 were $1.72 billion, an increase of $58.7 million, or 3.5%, over total gross loans of $1.66 billion at December  31, 2018, and an increase of $318.2 million, or 22.6%, over total gross loans of $1.41 billion at March 31, 2018.

The following table details the composition of the Company’s loan portfolio, by category, at the dates indicated:

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
(dollars in thousands)
Commercial and Industrial	$284,807	$260,833	$235,502	$204,072	$199,262
Construction and Land Development	178,782	210,041	187,919	164,492	147,842
Real Estate Mortgage:
1 - 4 Family Mortgage	233,131	226,773	224,124	213,265	200,573
Multifamily	417,975	407,934	389,511	340,888	332,770
CRE Owner Occupied	66,130	64,458	65,905	65,891	67,512
CRE Nonowner Occupied	538,998	490,632	492,499	470,437	453,498
Total Real Estate Mortgage Loans	1,256,234	1,189,797	1,172,039	1,090,481	1,054,353
Consumer and Other	3,806	4,260	4,504	4,275	3,963
Total Loans, Gross	1,723,629	1,664,931	1,599,964	1,463,320	1,405,420
Allowance for Loan Losses	(20,607)	(20,031)	(18,949)	(17,666)	(17,121)
Net Deferred Loan Fees	(4,791)	(4,515)	(4,308)	(4,058)	(4,130)
Total Loans, Net	$1,698,231	$1,640,385	$1,576,707	$1,441,596	$1,384,169

Total deposits at March 31, 2019 were $1.64 billion, an increase of $82.7 million, or 5.3%, over total deposits of $1.56 billion at December 31, 2018, and an increase of $290.6 million, or 21.5%, over total deposits of $1.35 billion at March 31, 2018.

The following table details the composition of the Company’s deposit portfolio, by category, at the dates indicated:

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$404,937	$369,203	$342,292	$323,320	$315,036
Interest Bearing Transaction Deposits	180,459	179,567	175,455	178,045	164,899
Savings and Money Market Deposits	434,186	402,639	416,140	381,942	339,541
Time Deposits	346,163	318,356	290,887	300,701	304,743
Brokered Deposits	277,921	291,169	254,314	230,683	228,817
Total Deposits	$1,643,666	$1,560,934	$1,479,088	$1,414,691	$1,353,036

Total shareholders’ equity at March 31, 2019 was $231.8 million, an increase of $10.8 million, or 4.9%, over total shareholders’ equity of $221.0 million at December 31, 2018, and an increase of $32.8 million, or 16.4%, over total shareholders’ equity of $199.0 million at March 31, 2018. The increase in total shareholders’ equity was primarily due to net income retained.

Tangible book value per share, a non-GAAP financial measure, was $7.58 as of March 31, 2019, an increase of 5.0% from $7.22 as of December 31, 2018, and an increase of 16.7% from $6.49 as of March 31, 2018.

Asset Quality

Asset quality metrics for the Company remained strong at March 31, 2019. Annualized net charge-offs (recoveries) as a percent of average loans for the first quarter of 2019 were 0.01%, compared to (0.07)% for the fourth quarter of 2018, and (0.01)% for the first quarter of 2018. At March 31, 2019, the Company’s nonperforming assets, which include nonaccrual loans and foreclosed assets, were $1.6 million, or 0.08% of total assets, as compared to $581,000, or 0.03% of total assets at December 31, 2018, and $1.4 million, or 0.08% of total assets at March 31, 2018.

About the Company

Bridgewater Bancshares, Inc. is a financial holding company headquartered in Bloomington, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has two wholly owned subsidiaries, Bridgewater Investment Management, Inc. and BWB Holdings, LLC. Bridgewater Bank currently operates through 7 branches in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, all located within the Minneapolis-St. Paul-Bloomington metropolitan statistical area.

Investor Relations Contact:

Jerry Baack

Chief Executive Officer

investorrelations@bwbmn.com

952-893-6866

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; our high concentration of large loans to certain borrowers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31,	December 31,	March 31,
	2019	2018	2018
	(Unaudited)		(Unaudited)
ASSETS
Cash and Cash Equivalents	$48,750	$28,444	$20,125
Bank-Owned Certificates of Deposits	2,948	3,305	3,803
Securities Available for Sale, at Fair Value	250,285	253,378	236,819
Loans, Net of Allowance for Loan Losses of 20,607 at March 31, 2019, $20,031 at December 31, 2018 and $17,121 at March 31, 2018	1,698,231	1,640,385	1,384,169
Federal Home Loan Bank (FHLB) Stock, at Cost	7,324	7,614	5,214
Premises and Equipment, Net	15,697	13,074	10,151
Foreclosed Assets	—	—	288
Accrued Interest	7,058	6,589	5,753
Goodwill	2,626	2,626	2,626
Other Intangible Assets, Net	1,004	1,052	1,195
Other Assets	14,188	17,274	11,454
Total Assets	$2,048,111	$1,973,741	$1,681,597

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$404,937	$369,203	$315,036
Interest Bearing	1,238,729	1,191,731	1,038,000
Total Deposits	1,643,666	1,560,934	1,353,036
Federal Funds Purchased	—	18,000	9,000
Notes Payable	14,500	15,000	16,500
FHLB Advances	124,000	124,000	73,000
Subordinated Debentures, Net of Issuance Costs	24,656	24,630	24,552
Accrued Interest Payable	1,679	1,806	1,085
Other Liabilities	7,835	8,373	5,385
Total Liabilities	1,816,336	1,752,743	1,482,558

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value
Authorized 10,000,000; None Issued and Outstanding at March 31, 2019 (unaudited), December 31, 2018 and March 31, 2018 (unaudited)	—	—	—
Common Stock- $0.01 par value
Common Stock - Authorized 75,000,000; Issued and Outstanding 30,097,674 at March 31, 2019 (unaudited), 30,097,274 at December 31, 2018 and 27,235,832 at March 31, 2018 (unaudited)	301	301	272
Non-voting Common Stock- Authorized 10,000,000; Issued and Outstanding -0- at March 31, 2019 (unaudited) and December 31, 2018 and 2,823,542 at March 31, 2018 (unaudited)	—	—	28
Additional Paid-In Capital	126,209	126,031	125,326
Retained Earnings	103,252	96,234	75,264
Accumulated Other Comprehensive Income (Loss)	2,013	(1,568)	(1,851)
Total Shareholders' Equity	231,775	220,998	199,039
Total Liabilities and Equity	$2,048,111	$1,973,741	$1,681,597

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended		Three Months Ended
	March 31,	December 31,	March 31,	March 31,
	2019	2018	2019	2018
INTEREST INCOME
Loans, Including Fees	$22,179	$21,978	$22,179	$17,048
Investment Securities	1,901	1,864	1,901	1,567
Other	187	146	187	95
Total Interest Income	24,267	23,988	24,267	18,710

INTEREST EXPENSE
Deposits	5,703	5,119	5,703	3,009
Notes Payable	121	152	121	152
FHLB Advances	775	559	775	299
Subordinated Debentures	377	401	377	369
Federal Funds Purchased	160	315	160	118
Total Interest Expense	7,136	6,546	7,136	3,947

NET INTEREST INCOME	17,131	17,442	17,131	14,763
Provision for Loan Losses	600	800	600	600

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	16,531	16,642	16,531	14,163

NONINTEREST INCOME
Customer Service Fees	191	206	191	170
Net Loss on Sales of Available for Sale Securities	(5)	(17)	(5)	—
Net Gain on Sales of Foreclosed Assets	—	—	—	4
Other Income	448	668	448	213
Total Noninterest Income	634	857	634	387

NONINTEREST EXPENSE
Salaries and Employee Benefits	4,802	5,086	4,802	4,318
Occupancy and Equipment	656	584	656	574
Other Expense	2,427	5,370	2,427	1,640
Total Noninterest Expense	7,885	11,040	7,885	6,532

INCOME BEFORE INCOME TAXES	9,280	6,459	9,280	8,018
Provision (Benefit) for Income Taxes	2,262	(1,302)	2,262	2,068
NET INCOME	$7,018	$7,761	$7,018	$5,950

EARNINGS PER SHARE
Basic	$0.23	$0.26	$0.23	$0.23
Diluted	0.23	0.25	0.23	0.23
Dividends Paid Per Share	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Summary Quarterly Consolidated Financial Data

(dollars in thousands)

	As of and for the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Selected Asset Quality Data
Loans 30-89 Days Past Due	$387	$311	$19
Loans 30-89 Days Past Due to Total Loans	0.02%	0.02%	0.00%
Nonperforming Loans	$1,557	$581	$1,128
Nonperforming Loans to Total Loans	0.09%	0.03%	0.08%
Foreclosed Assets	$—	$—	$288
Nonaccrual Loans to Total Loans	0.09%	0.03%	0.08%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.09	0.03	0.08
Nonperforming Assets (1)	$1,557	$581	$1,416
Nonperforming Assets to Total Assets (1)	0.08%	0.03%	0.08%
Allowance for Loan Losses to Total Loans	1.20	1.20	1.22
Allowance for Loans Losses to Nonperforming Loans	1,323.51	3,447.68	1,517.82
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.01	(0.07)	(0.01)

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due plus foreclosed assets.

Non-GAAP Financial Measures

	For the Three Months Ended		For the Three Months Ended
	March 31,	December 31,	March 31,	March 31,
	2019	2018	2019	2018
(dollars in thousands)
Efficiency Ratio
Noninterest Expense	$7,885	$11,040	$7,885	$6,532
Less: Amortization of Intangible Assets	(48)	(48)	(48)	(48)
Adjusted Noninterest Expense	$7,837	$10,992	$7,837	$6,484
Net Interest Income	17,131	17,442	17,131	14,763
Noninterest Income	634	857	634	387
Less: Loss on Sales of Securities	5	17	5	—
Adjusted Operating Revenue	$17,770	$18,316	$17,770	$15,150
Efficiency Ratio	44.1%	60.0%	44.1%	42.8%

Adjusted Efficiency Ratio
Noninterest Expense	$7,885	$11,040	$7,885	$6,532
Less: Amortization of Tax Credit Investments	(177)	(3,278)	(177)	—
Less: Amortization of Intangible Assets	(48)	(48)	(48)	(48)
Adjusted Noninterest Expense	$7,660	$7,714	$7,660	$6,484
Net Interest Income	17,131	17,442	17,131	14,763
Noninterest Income	634	857	634	387
Less: Loss on Sales of Securities	5	17	5	—
Adjusted Operating Revenue	$17,770	$18,316	$17,770	$15,150
Adjusted Efficiency Ratio	43.1%	42.1%	43.1%	42.8%

	As of and for the Three Months Ended		As of and for the Three Months Ended
	March 31,	December 31,	March 31,	March 31,
	2019	2018	2019	2018
(dollars in thousands, except share data)
Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$231,775	$220,998	$231,775	$199,039
Less: Intangible Assets	(3,630)	(3,678)	(3,630)	(3,821)
Tangible Common Equity	228,145	217,320	228,145	195,218
Total Assets	2,048,111	1,973,741	2,048,111	1,681,597
Less: Intangible Assets	(3,630)	(3,678)	(3,630)	(3,821)
Tangible Assets	$2,044,481	$1,970,063	$2,044,481	$1,677,776
Tangible Common Equity/Tangible Assets	11.16%	11.03%	11.16%	11.64%

Tangible Book Value Per Share
Book Value Per Common Share	$7.70	$7.34	$7.70	$6.62
Less: Effects of Intangible Assets	(0.12)	(0.12)	(0.12)	(0.13)
Tangible Book Value Per Common Share	$7.58	$7.22	$7.58	$6.49

Average Tangible Common Equity
Average Common Equity	$225,844	$215,254	$225,844	$149,318
Less: Effects of Average Intangible Assets	(3,653)	(3,701)	(3,653)	(3,844)
Average Tangible Common Equity	$222,191	$211,553	$222,191	$145,474